Exhibit 21

SUBSIDIARIES	NAMES UNDER	STATE OR OTHER
OF THE	WHICH SUBSIDIARIES	JURISDICTION
REGISTRANT	DO BUSINESS	OF INCORPORATION
All Staple Food, S.A.	ASTA Food	Republic of Congo

Africa Poultry Development Limited*	Same	Mauritius

Agencias Generales Conaven, C.A.	Conaven	Venezuela

Agencia Maritima del Istmo, S.A.	Same	Costa Rica

Akdeniz Yaglari Sanayi ve Ticaret A.S.*	Same	Turkey

Alconoa S.R.L.	Same	Argentina

Bag Yagları Sanayi ve Ticaret A.S.*	Same	Turkey

Bagin Yag Sanayi Tesisleri Imalat ve Isletmeciligi Ticaret A.S.*	Same	Turkey

BB Colorado Holdings LLC	Same	Colorado

Beira Grain Terminal, S.A.	Same	Mozambique

Belarina Alimentos S.A.	Same	Brazil

BINA Congo Limited*	Same	Bermuda

Bolux Group (Proprietary) Limited*	Same	Botswana

Borisniak Corp	Same	Panama

Butterball, LLC*	Same	North Carolina

Cape Fear Railways, Inc.	Same	North Carolina

Caravel Holdings LLC	Same	Delaware

Cayman Freight Shipping Services, Ltd.*	Same	Cayman Islands

Chestnut Hill Farms Honduras, S. de R.L. de C.V.	Same	Honduras

Compania Industrial de Productos Agropecuarios S.A.*	CIPA	Colombia

ContiLatin del Peru S.A.*	Same	Peru

Corporacion Alto Valle, S.A.S.	ALVASA	Dominican Republic

Daily's Premium Meats, LLC*	Same	Delaware

Dalian Sino Fortune Trading Co., Ltd.	Same	China

Delta Packaging Company Ltd.*	Same	Nigeria

Ecuador Holdings, Ltd*	Same	Bermuda

Eurafrique	Same	Monaco

Eurogerm South Africa (Pty) Ltd.*	Same	Republic of South Africa

Fairfield Rice Inc.*	Same	Guyana

Fill-More Seeds Inc.	Same	Saskatchewan

Flour Mills of Ghana Limited	Same	Ghana

Franquicias Azucareras S.A.*	Same	Argentina

Gambia Milling Corporation Limited*	Same	The Gambia

Gloridge Bakery (PTY) Limited*	Same	Republic of South Africa

High Plains Bioenergy, LLC	Same	Oklahoma

High Plains Transport LLC	Same	Oklahoma

HPB Biodiesel Inc.	Same	Oklahoma

HPB - St. Joe Biodiesel LLC	Same	Missouri

H and O Shipping Limited¹	Same	Liberia

SUBSIDIARIES	NAMES UNDER	STATE OR OTHER
OF THE	WHICH SUBSIDIARIES	JURISDICTION
REGISTRANT	DO BUSINESS	OF INCORPORATION
I.A.G. (Zambia) Limited	Same	Zambia

Ingenio Y Refineria San Martin del Tabacal S.R.L.	Tabacal	Argentina

InterAfrica Grains Ltd.	Same	Bermuda

InterAfrica Grains (Proprietary) Limited	Same	Republic of South Africa

Interra International, LLC*	Same	Delaware

Interra International Mexico, S. de R.L. de C.V.	Same	Mexico

Inversiones y Servicios Diversos, S.A.	INVERSA	Guatemala

Jacintoport International LLC	Same	Texas

Jamaica Grains and Cereals Limited*	Same	Jamaica

JP LP, LLC	Same	Delaware

Kingston Wharves Limited*	Same	Jamaica

La Compania de Electricidad de San Pedro de Macoris*	CESPM	Cayman Islands

Lafito Industrial Free Zone, S.A.*	Same	Haiti

Lafito Logistics Holding Ltd.*	Same	Bahamas

Les Grands Moulins d’Abidjan	Same	Ivory Coast

Les Grands Moulins de Dakar	Same	Senegal

Les Moulins d’Haiti S.E.M.*	Same	Haiti

Lesotho Flour Mills Limited*	Same	Lesotho

Life Flour Mill Limited.*	Same	Nigeria

Maple Creek Farms, LLC	Same	Kansas

Merriam Financial Services, Ltd.	Same	Bermuda

Merriam International Finance B.V.	Same	The Netherlands

Minoterie de Matadi, S.A.*	Midema	Democratic Republic of Congo

Minoterie du Congo S.A.	Minoco	Republic of Congo

Mission Insurance Corporation	Same	Oklahoma

Mission Funding, L.L.C.	Same	Delaware

Moderna Alimentos, S.A.*	Same	Ecuador

Molinos Champion, S.A.*	MOCHASA	Ecuador

Mount Dora Farms de Honduras, S.R.L.	Same	Honduras

Mount Dora Farms Inc.	Same	Florida

National Milling Company of Guyana, Inc.	Namilco	Guyana

National Milling Corporation Limited	Same	Zambia

PAMSA Uruguay*	Same	Uruguay

Paramount Mills (Propriety) Limited*	Same	Republic of South Africa

Plum Grove Pty Ltd.*	Same	Australia

Port Lafito, S.A.*	Same	Haiti

Productores de Alcoholes y Melaza S.A.*	PAMSA	Argentina

PS International Canada Corp.	Same	Nova Scotia

PS International, LLC	Same	Delaware

PS International S.A.	Same	Argentina

Rafael del Castillo & Cia. S.A.*	Molinos Tres Castillos	Colombia

SUBSIDIARIES	NAMES UNDER	STATE OR OTHER
OF THE	WHICH SUBSIDIARIES	JURISDICTION
REGISTRANT	DO BUSINESS	OF INCORPORATION

Representaciones Maritimas y Aereas, S.A.	REMARSA	Guatemala

RussellStone Protein (Pty) Ltd.*	Same	Republic of South Africa

SB Cayman Holdings Ltd.	Same	Cayman Islands

SBD Power Holdings Ltd.	Same	Cayman Islands

Sea Cargo, S.A.	Same	Panama

Seaboard Bulk Services, Ltd.	Same	Bermuda

Seaboard de Colombia, S.A.	Same	Colombia

Seaboard de Mexico USA LLC²	Same	Delaware

Seaboard de Nicaragua, S.A.	Same	Nicaragua

Seaboard Farms of Athens, Inc.	Same	Kansas

Seaboard Farms of Elberton, Inc.	Same	Kansas

Seaboard Foods LLC	Same	Oklahoma

Seaboard Foods of Iowa, LLC	Same	Delaware

Seaboard Foods of Missouri, Inc.	Same	Missouri

Seaboard Freight & Shipping Jamaica Limited	Same	Jamaica

Seaboard Ghana Ltd.	Same	Bermuda

Seaboard Guyana Ltd.	Same	Bermuda

Seaboard Honduras, S. de R.L. de C.V.	Same	Honduras

Seaboard Marine Bahamas, Ltd.	Same	Bahamas

Seaboard Marine of Haiti S.A.	Same	Haiti

Seaboard Marine of Florida, Inc.	Same	Florida

Seaboard Marine Ltd.³	Same	Liberia

Seaboard Marine (Trinidad) Limited	Same	Trinidad

Seaboard Minoco Ltd.	Same	Bermuda

Seaboard MOZ Limited	Same	Bermuda

Seaboard Overseas Colombia Limitada	Same	Colombia

Seaboard Overseas (IOM) Ltd.	Same	Isle of Man

Seaboard Overseas (Kenya) Limited	Same	Kenya

Seaboard Overseas Limited	Same	Bermuda

Seaboard Overseas Management Company, Ltd.	Same	Bermuda

Seaboard Overseas Singapore Pte. Ltd.	Same	Singapore

Seaboard Overseas Trading and Shipping (PTY) Ltd.	Same	Republic of South Africa

Seaboard Power Management Inc.	Same	Florida

Seaboard Solutions de Honduras, S.de R.L.	Same	Honduras

Seaboard Solutions, Inc.	Same	Delaware

Seaboard Solutions of Haiti S.A.	Same	Haiti

Seaboard Special Crops India Private Limited	Same	India

Seaboard Trading and Shipping, Ltd.	Same	Kansas

Seaboard Transport Canada, Inc.	Same	Delaware

Seaboard Transport LLC	Same	Oklahoma

SUBSIDIARIES	NAMES UNDER	STATE OR OTHER
OF THE	WHICH SUBSIDIARIES	JURISDICTION
REGISTRANT	DO BUSINESS	OF INCORPORATION
Seaboard Triumph Foods, LLC*	Same	Delaware

Seaboard Zambia Ltd.	Same	Bermuda

Seaboard Zambia Milling Holdings Ltd.	Same	Bahamas

SEADOM, S.A.S.	Same	Dominican Republic

SeaFin Holdings Limited	Same	Bermuda

SeaGrain Company	Same	Nova Scotia

SeaMaritima, S.A. de C.V.	Same	Mexico

SeaRice Caribbean Inc.	Same	Guyana

SeaRice Limited	Same	Bermuda

Secuador Limited	Same	Bermuda

Sermarin Servicios Maritimos Intermodales, C.A.	Same	Venezuela

Shawnee Funding, Limited Partnership	Same	Delaware

Shawnee GP LLC	Same	Delaware

Shawnee Leasing LLC	Same	Oklahoma

Shawnee LP LLC	Same	Delaware

Shilton Limited	Same	Cayman Islands

Societe Africaine de Developpement Industrielle Alimentaire*	SADIA	Democratic Republic of Congo

Societe Mediterraneenne de Transport	Same	Monaco

SSI Ocean Services, Inc.	Same	Florida

Stewart Southern Railway Inc.*	Same	Saskatchewan

T-S Shared Operations, LLC*	Same	Missouri

TFL Life Foods Limited	Same	Nigeria

Transcontinental Capital Corp. (Bermuda) Ltd.	TCCB	Bermuda

Unga Holdings Limited*	Same	Kenya

United African Grain Limited	Same	Zambia

United African Grain (IOM) Limited	Same	Isle of Man

Zalar Holding S.A.*	Same	Morocco

Zenith Investment Limited*	Same	Nigeria

1.	Owns nine foreign ship holding company subsidiaries
2.	Owns three Mexican incorporated subsidiaries
3.	Owns four foreign ship holding company subsidiaries

*Represents a non-controlled, non-consolidated affiliate.